SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event Reported): November 25, 2002

LEVI STRAUSS & CO.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	333-36234	94-0905160
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1155 BATTERY STREET
SAN FRANCISCO, CALIFORNIA 94111

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

(415) 501-6000

(Registrant’s telephone number, including area code)

ITEM 5    OTHER EVENTS AND REGULATION FD DISCLOSURE

Attached hereto as Exhibit 99.1 is a copy of Levi Strauss & Co.’s press release dated November 25, 2002 titled “Levi Strauss & Co. Reaffirms 2002 Financial Targets and Reiterates 2003 Financial Goals”. Also attached hereto as Exhibit 99.2 is a copy of Levi Strauss & Co.’s press release dated November 25, 2002 titled “Levi Strauss & Co. Commences Private Placement of Senior Notes Due 2012”.

ITEM 7    EXHIBITS

99.1	Press Release of Levi Strauss & Co. dated November 25, 2002 reaffirming 2002 financial targets and reiterating 2003 financial goals

99.2	Press Release of Levi Strauss & Co. dated November 25, 2002 announcing commencement of private placement of senior notes due 2012

99.3	Press Release of Moody’s Investors Service dated November 25, 2002

99.4	Press Release of Standard & Poor’s Rating Service dated November 25, 2002

99.5	Press Release of Fitch Ratings dated November 25, 2002

ITEM 9    REGULATION FD DISCLOSURE

On November 25, 2002, Moody’s Investors Service (“Moody’s”) issued a press release confirming our “B2” senior implied rating. At the same time, Moody’s placed our “Caa1” senior unsecured debt ratings under review for possible upgrade, and assigned a prospective “(P)B3” rating to our proposed new senior unsecured notes due 2012. The existing ratings on the existing senior unsecured notes would be revised to “B3” upon completion of the new notes offering. Moody’s also stated that the outlook on our ratings is stable. Attached hereto as Exhibit 99.3 is a copy of Moody’s press release dated November 25, 2002.

On November 25, 2002, Standard & Poor’s Ratings Service (“S&P”) issued a press release assigning a “BB-” rating to our proposed new senior notes due 2012. In addition, S&P affirmed our “BB-” corporate credit rating and our “BB” bank loan rating. S&P stated that our outlook remains stable. Attached hereto as Exhibit 99.4 is a copy of S&P’s press release dated November 25, 2002.

On November 25, 2002, Fitch Ratings (“Fitch”) issued a press release assigning a “B+” rating to our proposed new senior notes due 2012. In addition, Fitch affirmed our existing “B+” rated senior unsecured debt and our “BB” rated secured bank debt. Fitch also stated that our outlook remains negative. Attached hereto as Exhibit 99.5 is a copy of Fitch's press release dated November 25, 2002.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEVI STRAUSS & CO.

DATE: November 25, 2002	By:	/s/ WILLIAM B. CHIASSON
Name: William B. Chiasson Title: Senior Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of Levi Strauss & Co. dated November 25, 2002 reaffirming 2002 financial targets and reiterating 2003 financial goals

99.2	Press Release of Levi Strauss & Co. dated November 25, 2002 announcing commencement of private placement of senior notes due 2012

99.3	Press Release of Moody’s Investors Service dated November 25, 2002

99.4	Press Release of Standard & Poor’s Rating Service dated November 25, 2002

99.5	Press Release of Fitch Ratings dated November 25, 2002

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